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                                                                     Exhibit 5.1

December 5, 2003

First Virtual Communications, Inc.
3200 Bridge Parkway, Suite 202
Redwood City, CA  94065

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by First Virtual Communications, Inc. (the "Company") of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering the offering of an aggregate of 9,700,480 shares of the common stock of the Company, par value $.001 (the "Common Stock"), 6,375,329 shares of which are currently issued and outstanding (the "Issued Shares") and up to 3,325,151 shares of which may be issued upon the exercise of certain currently issued and outstanding warrants to purchase the Common Stock (the "Warrant Shares"). The Issued Shares and the Warrant Shares may be sold by certain stockholders, as described in the Registration Statement.

In connection with this opinion, we have examined and relied upon the Registration Statement and the related Prospectus, the Company's Amended and Restated Certificate of Incorporation, as amended, and Amended Bylaws and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Issued Shares are validly issued, fully paid and nonassessable and the Warrant Shares, when issued and paid for in accordance with the terms of the applicable warrant, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley Godward LLP

By:    /s/ Julie M. Robinson
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       Julie M. Robinson